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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 1st day of June, 1996, by and between Strayer College, Inc., a Maryland corporation (the "College"), and Harry T. Wilkins (the "Executive").

                 WHEREAS, the College desires to employ the Executive, and the Executive desires to be employed by the College, on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                 1. Employment. On the terms and conditions set forth in this Agreement, the College agrees to employ the Executive and the Executive agrees to be employed by the College for the term set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof.

                 2. Term. The employment of the Executive by the College as provided in Section 1 hereof shall commence on the date of the first closing of the initial public offering of common stock , par value $.01 per share, of the College's parent corporation, Strayer Education, Inc., and end two (2) years thereafter; provided, that the term of this Agreement shall be extended automatically for additional one (1) year periods on the second anniversary date of this Agreement and each subsequent anniversary date, unless and until either party provides written notice to the other party in accordance with
Section 9 hereof not less than ninety (90) days prior to such anniversary date that such party is terminating this Agreement, which termination shall be effective as of the end of such initial term or extended term, as the case may be (the "Expiration Date"), or until sooner terminated as hereinafter set forth.

                 3. Position and Duties. The Executive shall serve as Chief Financial Officer of the College, with such duties and responsibilities as the board of trustees of the College (the "Board") may from time to time determine and assign to the Executive. The Executive shall devote the Executive's reasonable best efforts and substantially full business time to the performance of the Executive's duties and the advancement of the business and affairs of the College, provided, however, that the College acknowledges that the Executive will also provide services to Education Loan Processing, Inc., which shall bear full responsibility for Executive's compensation for such services.





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                 4.       Compensation.

                          4(a).   Base Salary.  The College shall pay to the
Executive an annual base salary (the "Base Salary") at the rate of $90,750.00 per year. The Base Salary shall be reviewed no less frequently than annually and may be increased at the discretion of the Board. If the Executive's Base Salary is increased, the increased amount shall be the Base Salary for the remainder of the employment term hereunder. The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the College's payroll procedures.

                          4(b).   Other Benefits.  The Executive shall be
entitled to receive disability salary continuation and life insurance coverage in accordance with policies in effect for senior executives of the College. The Executive also shall be entitled to participate in such plans and to receive such bonuses, incentive compensation and fringe benefits as may be granted or established by the College from time to time. Nothing contained in this Agreement shall prevent the College from changing carriers or from affecting modifications in insurance coverage for the Executive.

                          4(c).   Vacation; Holidays.  The Executive shall be
entitled to all public holidays observed by the College and vacation days in accordance with the applicable vacation policies for senior executives of the College, which shall be taken at a reasonable time or times.

                          4(d).   Withholding Taxes and Other Deductions.  To
the extent required by law, the College shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or College policy.

                 5.       Confidential Information.

                          5(a).  The Executive covenants and agrees that the
Executive will not ever, without the prior written consent of the Board or a person authorized by the Board, publish or disclose to any unaffiliated third party or use for the Executive's personal benefit or advantage any confidential information with respect to any of the College's services, faculty, students, curriculum, marketing techniques, methods or future plans disclosed to the Executive as a result of the Executive's employment with the College, to the extent such information has heretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

                          5(b).  The Executive acknowledges that the
restrictions contained in Section 5(a) hereof are reasonable and necessary, in view of the nature of the College's business, in order to protect the legitimate interests of the College,





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and that any violation thereof would result in irreparable injury to the
College. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 5(a) hereof, the College shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the College from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

                          5(c).  The Executive shall deliver promptly to the
College on termination of employment, or at any other time the College may so request, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to the College's and its affiliates' businesses which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the College or which the Executive may then possess or have under his or her control.

                 6.       Non-Competition.

                          6(a).  Non-Competition.  The Executive covenants and
agrees that the Executive will not, during the Executive's employment hereunder and for a period of three (3) years thereafter (to the extent permitted by law), at any time and in any state or other jurisdiction in which the College is engaged or has reasonably firm plans to engage in business, (i) compete with the College on behalf of the Executive or any third party; (ii) participate as a director, agent, representative, stockholder or partner or have any direct or indirect financial interest in any other college, university or other post-secondary education institution; or (iii) participate as an employee or officer in any enterprise in which the Executive's responsibility relates to the administration of any other college, university or other post-secondary education institution. The ownership by the Executive of less than five percent (5%) of the outstanding stock of any corporation listed on a national securities exchange engaged in post-secondary education shall not be deemed a violation of this Section 6(a).

                          6(b).  Injunctive Relief.  In the event the
restrictions against engaging in a competitive activity contained in Section 6(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 6(a) hereof shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.





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                          6(c).  Non-Solicitation.  The Executive covenants and
agrees that the Executive will not, during the Executive's employment hereunder and for a period of one (1) year thereafter induce or attempt to induce any employee of the College or any the College's affiliates to render services for any other person, firm, or corporation.

                          7.      Termination of Employment.

                          7(a).  Death.  The Executive's employment hereunder
shall terminate upon the Executive's death.

                          7(b).  By the College.  The College may terminate the
Executive's employment hereunder under the following circumstances:

                          (i)  If the Executive shall have been unable to
perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three (3) consecutive months, the College may terminate the Executive's employment hereunder.

                          (ii)  The College may terminate the Executive's
employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean (A) willful refusal by the Executive to follow a written order of the President or the Board of Trustees, (B) the Executive's willful engagement in conduct materially injurious to the College, (C) dishonesty of a material nature that relates to the performance of the Executive's duties under this Agreement, (D) the Executive's conviction for any felony involving moral turpitude, and (E) the Executive's continued failure to perform his duties under this Agreement (except due to the Executive's incapacity as a result of physical or mental illness) to the satisfaction of the Board of Trustees of the College for a period of at least forty-five (45) consecutive days after written notice is delivered to the Executive specifically identifying the manner in which the Executive has failed to perform his or her duties. In addition, the College may terminate the Executive's employment for "Cause" if the normal business operations of the College are rendered commercially impractical as a consequence of an act of God, accident, fire, labor controversy, riot or civil commotion, act of public enemy, law, enactment, rule, order, or any act of government or governmental instrumentality, failure of facilities, or other cause of a similar or dissimilar nature that is not reasonably within the control of the College or which the College could not, by reasonable diligence, have avoided.

                          7(c).  By the Executive.  The Executive may terminate
the Executive's employment hereunder for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (i) the College's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the College to cure such default within thirty (30) days after written demand for





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performance has been given to the College by the Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; or (ii) a material reduction in the scope of the Executive's responsibilities and duties.

                          7(d).  Notice of Termination.  Any termination of the
Executive's employment by the College or the Executive (other than pursuant to Section 7(a) hereof) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                          7(e).  Date of Termination.  For purposes of this
Agreement, the "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated pursuant to Section 7(b)(i) hereof, thirty (30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period; (iii) if the Executive's employment is terminated pursuant to Section 7(b)(ii) or 7(c) hereof, the date specified in the Notice of Termination; and (iv) if the Executive's employment is terminated for any other reason, the date on which Notice of Termination is given.

                 8.       Compensation Upon Termination.

                          8(a).  If the Executive's employment is terminated by
the Executive's death, the College shall pay to the Executive's estate, or as may be directed by the legal representatives of such estate, the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the College pursuant to Section 4(b) hereof, at the time such payments are due and the College shall have no further obligations to the Executive under this Agreement.

                          8(b).  During any period that the Executive fails to
perform the Executive's duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive (i) the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the College pursuant to Section 4(b) hereof, at the time such payments are due; provided, that payments so made to the Executive during the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive





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at or prior to the time of any such payment under disability benefit plans of the College and which amounts were not previously applied to reduce any such payment and the College shall have no further obligations to the Executive under this Agreement.

                          8(c).  If the College terminates the Executive's
employment for Cause as provided in Section 7(b)(ii) hereof, the College shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the College pursuant to
Section 4(b) hereof, and the College shall have no further obligations to the Executive under this Agreement.

                          8(d).  If the Executive terminates the Executive's
employment other than for Good Reason, the College shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the College pursuant to Section 5(b) hereof, and the College shall have no further obligations to the Executive under this agreement.

                          8(e).  If the College terminates the Executive's
employment other than for Cause, disability or death, or the Executive terminates the Executive's employment for Good Reason as provided in Section 9(c) hereof, the College shall pay the Executive (i) the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the College pursuant to Section 5(b) hereof, at the time such payments are due; and (ii) subject to Section 10(g), the full Base Salary and any other amounts that would have been payable to the Executive under Sections 5(a) and 5(b) hereof from the Date of Termination through the Expiration Date, at the time such payments would otherwise have been due in accordance with the College's normal payroll practices, and the College shall have no further obligations to the Executive under this Agreement.

                          8(f).  Parachute Limitations.  Notwithstanding any
other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by the Executive with the College or any subsidiary or affiliate thereof, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Section 8(f) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the College (or any subsidiary or affiliate thereof) for the direct or indirect compensation of the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or





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is in the form of a benefit to or for the Executive (a "Benefit Plan"), if the
Executive is a "disqualified individual" (as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the "Code")), any right to receive any payment or benefit under this Agreement shall not become exercisable (i) to the extent that such right to payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all Other Agreements and all Benefit Plans, would cause any payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amount received by the Executive from the College under this Agreement, all Other Agreements and all Benefit Plans would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to payment or benefit under this Agreement, any Other Agreement or any Benefit Plan would cause the Executive to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by the Executive as described in clause (ii) of the preceding sentence, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any Other Agreements and any Benefit Plans that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

                          8(g).  Mitigation.  The Executive shall not be
required to mitigate amounts payable pursuant to Section 8 hereof by seeking other employment provided, however, that any sums earned by the Executive pursuant to any subsequent employment shall be offset against any remaining obligation the College may have to pay by virtue of termination under this agreement and, further provided that, the College's obligation to continue to provide the Executive with fringe benefits pursuant to Section 8(e), above, shall cease if the Executive becomes eligible to participate in fringe benefits substantially similar to those provided for in this Agreement as a result of the Executive's employment during the period that the Executive is entitled to such fringe benefits.

                 9. Notices. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:





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                 (a)      If to the College:

                          Strayer College, Inc.
                          1025 15th Street, N.W.
                          Washington, D.C.  20005
                          Attention:  Ron K. Bailey

                 (b)      If to the Executive:

                          Strayer College, Inc.
                          1025 15th Street, N.W.
                          Washington, D.C.  20005
                          Attention:  Harry T. Wilkins

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three (3) days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                 10. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

                 11. Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 5 and 6 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the College to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

                 12. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable, except that the rights and obligations of the College hereunder shall be assignable in connection with any subsequent merger, consolidation, sale of all substantially all of the assets of the College or similar reorganization of a successor corporation.

                 13. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.





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                 14.      Amendment; Waiver.  This Agreement shall not be
amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

                 15. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                 16. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Virginia (but not including the choice of law rules thereof).

                 17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.


                             STRAYER COLLEGE, INC.



                             By:   /s/  RON K. BAILEY
                                --------------------------------------
                                  Name:  Ron K. Bailey
                                  Title:  President


                             THE EXECUTIVE:


                                   /s/  HARRY T. WILKINS
                             -----------------------------------------
                                      Harry T. Wilkins






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